UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT



        Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                                March 26, 2001
                               ----------------
                                Date of Report
                      (Date of Earliest Event Reported)


                      COMPUTERIZED THERMAL IMAGING, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



       Nevada                     000-23955              87-0458721
------------------------    ------------------------  ------------------------
   (State or Other          (Commission File Number)   (I.R.S. Employer
   Jurisdiction of                                    Identification Number)
   Incorporation or
    Organization)



                    476 HERITAGE PARK BOULEVARD, SUITE 210
                              LAYTON, UTAH 84041
              --------------------------------------------------
                   (Address of principal executive offices)


                                (801) 776-4700
                           ------------------------
                        (Registrant  telephone number)


                                Not Applicable
                           ------------------------
           (Former Name and Address of Principal Executive Offices)

Item 5.  Other Events.

     On August 28, 2000, we filed a complaint for libel in the United States District Court for the District of Utah, Northern Division, Case No. 1:00CV00098K against Bloomberg, L.P. (the "Defendant"). The lawsuit alleges that on June 29 and July 18, 2000, Defendant published certain defamatory articles about the Company that were written by David Evans through its news service, Bloomberg News. According to the Complaint, the defamatory articles were published over Defendant's Internet web site and elsewhere to millions of people, and contained certain false, misleading, and defamatory statements regarding our business and our thermal imaging technology. The lawsuit alleges that, after publication of the first defamatory article on June 29, 2000, we wrote to Defendant and explained the numerous inaccuracies and falsehoods contained therein. Although Defendant then published on July 18, 2000 what it labeled as a correction to the first story, this second defamatory article is alleged to still contain defamatory matter calling into doubt (among other things) our ability to attract capital as well as the efficacy of our Breast Cancer System 2100. The Complaint alleges damages against Defendant in excess of One Hundred Million Dollars ($100,000,000).

On October 23, 2000, Defendant filed a motion to dismiss pursuant to Rule 12(b)(6) of the Federal Rules of Civil Procedure. On December 11, 2000, we responded to the Defendant's motion, and on January 3, 2001, Bloomberg filed its reply brief. A hearing was held on February 2, 2001 for the Court to consider the Defendant motion to dismiss our complaint.

On March 26, 2001, the Court dismissed, without prejudice, our complaint against the Defendant. In so doing, the Court ruled that despite the possibility that a jury could have found Defendant's statements to be defamatory, damages had not been sufficiently pleaded. We had alleged that the Defendant statements directly caused a decline in our stock price and that the price decline did not merely "coincide" with those statements, as Defendant maintained. The court held that any decline in our stock value attributable to the Defendant statements may be damage to our shareholders, but not necessarily to the Company itself, and that other resulting damages directly relating to the Company were not specifically delineated in the initial pleadings.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTERIZED THERMAL IMAGING, INC.

Date: 04/04/2001                        By:  /s/Kevin L. Packard
----------------                            -----------------------------
                                                Kevin L. Packard
                                                Chief Financial Officer,
                                                Secretary & Treasurer